Exhibit 10.1

AMENDED AND RESTATED INDEPENDENT CONTRACTOR AGREEMENT

This Amended and Restated Independent Contractor Agreement (“Agreement”) is made and entered into by and between Matador Resources Company, a Texas corporation (“Matador”), David F. Nicklin (“Consultant”) and David F. Nicklin International Consulting, Inc., a California corporation (“DFN International”), to be effective as of April 1, 2015.

WITNESSETH:

WHEREAS, Matador, Consultant and DFN International were parties to that certain Independent Contractor Agreement dated August 9, 2011, as amended December 1, 2011 and as further amended February 26, 2015 (as amended, the “Prior Agreement”);

WHEREAS, Matador, Consultant and DFN International desire to enter into this Agreement to amend and restate the Prior Agreement and to set forth the terms and conditions of Consultant’s and DFN International’s engagement with Matador; and

WHEREAS, Matador acknowledges that Consultant, through DFN International or otherwise, provides, and will continue to provide, consulting services to others;

NOW, THEREFORE, in consideration of the mutual premises and covenants herein contained, the parties hereto agree as follows:

1.    Matador hereby enters into this Agreement with Consultant and DFN International to retain Consultant, through DFN International, as Consulting Geoscientist and Special Advisor to the Board of Directors, for the time and on the basis set forth herein. The parties agree that this Agreement amends and restates the Prior Agreement.

2.    The term of this Agreement shall commence effective April 1, 2015 and shall continue on a month-to-month basis (the “Term”), unless earlier terminated in accordance with Paragraph 11 or extended by agreement in writing signed by Consultant, DFN International and Matador.

3.    Throughout the Term of this Agreement, Consultant hereby acknowledges his fiduciary duties to Matador and accepts and agrees to devote his best efforts in the interests of Matador to the performance of the Services (as defined below). It is understood that Consultant and DFN International have and will continue to have other outside business endeavors, which endeavors shall not violate Consultant’s and/or DFN International’s duties and responsibilities hereunder, provided that during the Term of this Agreement, each of Consultant and DFN International agrees to disclose to Matador in writing all consulting arrangements that may pose actual or potential conflicts of interest. In addition, each of Consultant and DFN International agrees not to: (i) take for himself or itself opportunities that are discovered through the use of Matador property, information or position; (ii) use Matador property, information or position for personal gain; (iii) directly compete with Matador; or (iv) recommend or suggest Matador employees for positions with other companies.

4.    Consultant shall report to Joseph Wm. Foran or his successor and/or such other personnel of Matador or its affiliated companies as designated from time to time by Mr. Foran or his successor, or by any of the executive officers of Matador.

5.    This Agreement and DFN International’s services hereunder, through Consultant, shall involve the following services (the “Services”) during the Term:

a.	Provide geoscience advice to management and the Board of Directors;

b.	Serve as a technical “coach” to the Matador geoscience staff;

c.	Conduct monthly reviews of Matador’s technical program and its progress;

d.	Attend Prospect Committee meetings and assist in constructive critique during such meetings, reporting to Mr. Foran following such meetings;

e.	Attend Board of Directors meetings, upon Matador’s advance request; and

f.	Work on such other projects and provide such other specific services as are coordinated by Matador with Consultant.

Such Services shall be provided at Matador’s headquarters in Dallas, Texas, its office in Roswell, New Mexico or at locations otherwise agreed by Matador.

6.    As compensation for the Services, Matador shall pay DFN International (i) a $150,000 annual retainer, payable in 12 equal monthly installments; and (ii) $2,000 per day for each day of Services provided to Matador in excess of 60 days per year. Matador agrees to reimburse Consultant and/or DFN International for all reasonable travel and lodging expenses incurred in accordance with Matador’s policies then in effect, which shall be payable by Matador, in arrears. Consultant is expected to work five days per month on average, but will use reasonable efforts to accommodate additional requests in regard to Board of Directors meetings, prospect reviews and high-level employee interviews.

7.    During the Term, Matador may disclose to Consultant information which Matador considers confidential and proprietary. In addition, Matador considers Consultant’s efforts and Services hereunder to be confidential and proprietary information. Consultant agrees not to publish or disclose any such information, including information derived from or regarding the services provided to Matador under the Prior Agreement, to others without the prior written consent of Matador. In the event that Consultant and/or DFN International receives a request or are required (by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process) to disclose all or any part of confidential and proprietary information received by such party, each of Consultant and DFN International agrees to promptly notify Matador in writing of any such request or requirement so that Matador may seek an appropriate protective order, or waive compliance with the provisions hereof. In the event no such protective order is granted or no such waiver is made by Matador, Consultant and/or DFN International, as the case may be, may only disclose that portion of the confidential information which such party is advised by counsel is legally required to be disclosed, and shall exercise reasonable efforts to obtain assurance that confidential treatment will be accorded such confidential information and neither Consultant nor DFN International shall be liable for such disclosure unless such disclosure was caused by or resulted from a previous disclosure by Consultant or DFN International not permitted by this Agreement. As to the above confidential disclosure to Consultant and/or DFN International by Matador and Consultant’s efforts and Services hereunder, the obligation of confidence shall extend from the termination of this Agreement but shall not apply to (a) information which Consultant or DFN International can show by documents was already in DFN International’s or Consultant’s possession prior to Matador’s disclosure thereof, (b) information that is or becomes known to the general public through no act of Consultant or DFN International or (c) information which Consultant and/or DFN International receives from a third party having the lawful right to disclose such information without breach of any obligation of confidentiality. Neither DFN International nor Consultant shall employ others to assist with the provision of Services covered by this Agreement. Upon termination of this Agreement, Consultant and DFN International shall surrender to Matador all of Consultant’s and DFN International’s work product and all data and information obtained by, utilized by or provided to Consultant and/or DFN International in furtherance of this Agreement and neither Consultant nor DFN International shall retain any such work product, information or data or any copies thereof. Notwithstanding anything to the contrary, each of Consultant and DFN International agrees that, during the term of this Agreement and for a period of one (1)

year from the date of termination of this Agreement, except on behalf of Matador, neither DFN International nor Consultant will acquire any interest, directly or indirectly, or conduct or have conducted on his behalf, or participate in any leasing, geological, geophysical, drilling or other exploration activity or otherwise compete with Matador, or cause or consult with any third party to do any of such activities or otherwise compete, as to the lands covered by any project(s) and matters which Consultant worked on or was exposed to as a consequence of the Services performed under this Agreement or the Prior Agreement, without the express written consent of Matador. Each of Consultant and DFN International (i) is aware that United States securities laws prohibit any person who has material, nonpublic information about a public company from purchasing or selling securities of that company, or from communicating that information to any other person under circumstances where it is reasonably foreseeable that such person is likely to purchase or sell those securities, (ii) is familiar with the Securities Exchange Act of 1934 (the “Exchange Act”), and (iii) shall not use, nor cause any third party to use, any information in contravention of the Exchange Act. Consultant shall be subject to Matador’s Insider Trading Policy.

8.    Consultant and DFN International agree to protect and hold Matador free and harmless against liability, damage, loss, expense, claim, action or proceeding arising in any way out of, in connection with, or resulting from the Services provided by Consultant, excepting those actions caused by or resulting from Matador’s gross negligence or willful misconduct.

9.    Matador shall indemnify Consultant and DFN International and hold Consultant and DFN International harmless against liability, damage, loss, expense, claim, action or proceeding arising in any way out of, in connection with or resulting from Matador’s actions under this Agreement, excepting those actions caused by or resulting from Consultant’s or DFN International’s gross negligence or willful misconduct.

10.    During the term of this Agreement, Consultant will be an independent contractor and Consultant shall not be an employee of Matador or of any of its affiliates, and Consultant will not represent himself as an employee of Matador or any of its affiliates to any party or parties. Consultant shall therefore render the Services on a consultancy basis as a professional, without any bond of employment. The parties confirm and assent that Consultant shall not be subject to any of Matador’s employee benefits, but shall remain an eligible participant under Matador’s long-term incentive plans. Consultant or DFN International shall provide all tools and equipment necessary for Consultant to perform the Services hereunder except that Matador may offer to provide certain equipment, software and/or tools for projects it assigns to Consultant and Consultant may elect at his sole discretion to utilize the equipment, software and/or tools for the performance of Services. The parties confirm and assent that DFN International and Consultant have the right of control on how Services provided hereunder are completed. DFN International or Consultant shall be responsible for the payment of all taxes associated with amounts received pursuant to this Agreement. DFN International or Consultant shall carry such insurance as such parties deem necessary or desirable and Matador shall not be liable to DFN International or Consultant for the premiums on any such insurance policies issued to DFN International or Consultant on their behalf. Matador shall not be required to carry for Consultant’s benefit any worker’s compensation or industrial or occupational disease insurance and Consultant specifically waives for himself and his agents, heirs and successors any claims or causes of action for any injury or accidental death rising out of the performance of the Services. It is not the intention of the parties hereto to create, expressly or impliedly, a partnership, association or joint venture, and any such partnership, association or joint venture status is hereby expressly denied. Upon reasonable prior written notice, Matador or its designated agents shall be permitted access to all books and records of Consultant reasonably related to the payments made hereunder and to the performance by Consultant of the Services hereunder, including for the purpose of auditing such books and records, all at the expense of Matador.

11.    This Agreement may be terminated by either party at any time with not less than thirty (30) days prior written notice.  In the event that Matador terminates this Agreement, Matador shall have no further obligation to pay DFN International hereunder except for Services completed by Consultant as of the effective date of termination by Matador. If DFN International and/or Consultant terminates this Agreement, DFN International shall be entitled to all compensation for Services completed by Consultant as of the effective date of termination by DFN International and/or Consultant, as the case may be. Neither termination nor completion of this Agreement referred to above shall affect Paragraphs 7, 8 and 9, which provisions shall survive the termination of this Agreement and remain operative and in full force and effect.

12.    Except as otherwise agreed in writing by the parties hereto, all amounts paid to DFN International shall be paid in legal tender of the United States, and shall be by check or wire transfer.

13.    This Agreement as to Consultant and DFN International is personal and may not be assigned or otherwise transferred by either such party. Matador, however, shall have the right to assign this Agreement to any of its affiliates or successors. This Agreement may not be amended except by written instrument signed by both parties, and no waiver shall be enforceable against any party unless evidenced by a written instrument signed by the party against which enforcement is sought.

14.    Any controversy or claim arising out of or relating to this Agreement shall be settled by arbitration before a single arbitrator, which shall be in accordance with the Employment Arbitration Rules of the American Arbitration Association as such Rules shall be in effect on the date of delivery of demand of arbitration. The arbitrator, and not any federal, state, or local court or agency, shall have exclusive authority to resolve any dispute relating to the interpretation, applicability, enforceability or formation of this Agreement including, but not limited to any claim that all or any part of this Agreement is void or voidable. The decision of the arbitrator shall be reduced to writing and shall be final, binding and conclusive; otherwise, the right to contest the determination shall cease and terminate and be of no further force and effect. Judgment upon any award made by the arbitrator may be enforced in any court having jurisdiction over the person or the assets of the party against whom the award is made. The site of arbitration shall be Dallas, Dallas County, Texas. The parties shall maintain the confidential nature of the arbitration proceeding and the award, including the hearing, except as may be necessary to prepare for or conduct the arbitration hearing on the merits, or as may be necessary in connection with a court application for a preliminary remedy, a judicial challenge to an award or its enforcement, or unless otherwise required by law or judicial decision.

15.    Failure of either party hereto to insist upon or require strict compliance with any provision hereof shall not be considered a waiver of such provision or modification of this Agreement unless so specified in writing. The provisions of this Agreement are severable and the invalidity or unenforceability of one or more of the provisions herein shall not have any effect on the validity or enforceability of any other provision. This Agreement may be executed in counterparts, all of which, taken together, shall constitute one and the same original document.

IN WITNESS WHEREOF, each of Matador and DFN International has caused this Agreement to be executed on its behalf by its duly authorized corporate officer and Consultant has hereunto set his hand as of the date set forth underneath each respective signature below.

Signature and address for Notice:		MATADOR RESOURCES COMPANY
Address:		One Lincoln Centre
5400 LBJ Freeway, Suite 1500
Dallas, Texas 75240

	By:	/s/ Joseph Wm. Foran
Joseph Wm. Foran
Chairman and CEO

Date: June 9, 2015

Signature and address for Notice:		DAVID F. NICKLIN INTERNATIONAL CONSULTING, INC.
Address:		37 Brindisi Lane
Laguna Niguel, California 92629

	By:	/s/ David F. Nicklin
David F. Nicklin

Date: June 9, 2015

Signature and address for Notice:		David F. Nicklin
Address:		37 Brindisi Lane
Laguna Niguel, California 92629

	By:	/s/ David F. Nicklin
David F. Nicklin

Date: June 9, 2015